Third Quarter 2019 Earnings Call October 29, 2019 Supplemental information

Forward-looking statements The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, disintermediation, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated October 28, 2019 (the “Q3 Earnings Release Form 8-K”), the Form 10-K for the year ended Dec. 31, 2018, the Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and Sept. 30, 2019, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q3 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Encompass Health 2

Table of contents Q3 2019 summary.................................................................................................... 4-5 Clinical collaboration rate ......................................................................................... 6 Inpatient rehabilitation segment ................................................................................. 7-8 Home health & hospice segment.................................................................................. 9-10 Consolidated Adjusted EBITDA..................................................................................... 11 Earnings per share................................................................................................... 12-13 Adjusted free cash flow ............................................................................................ 14 Guidance.............................................................................................................. 15-16 Free cash flow assumptions and uses............................................................................. 17-18 Overview of rollover shares and SARs ............................................................................ 19 Appendix Map of locations ..................................................................................................... 21 Rebranding and name change ..................................................................................... 22 Expansion activity ................................................................................................... 23 Pre-payment claims denials - inpatient rehabilitation segment ............................................. 24 Business outlook ..................................................................................................... 25-27 Debt schedule and maturity profile .............................................................................. 28-29 New-store/same-store growth..................................................................................... 30-31 Payment sources (percent of revenues) ......................................................................... 32 Inpatient rehabilitation operational and labor metrics ....................................................... 33 Home health & hospice operational metrics .................................................................... 34 Share information ................................................................................................... 35 Segment operating results ......................................................................................... 36-38 Reconciliations to GAAP ............................................................................................ 39-47 End notes ............................................................................................................. 48-49 Encompass Health 3

Q3 2019 summary Q3 9 Months ($millions) 2019 2018 Growth 2019 2018 Growth Encompass Health Consolidated Net operating revenues $ 1,161.6 $ 1,067.6 8.8% $ 3,420.6 $ 3,181.3 7.5% Adjusted EBITDA $ 231.6 $ 224.3 3.3% $ 726.7 $ 679.2 7.0% Inpatient Rehabilitation Segment Net operating revenues $ 872.3 $ 825.6 5.7% $ 2,616.3 $ 2,500.5 4.6% Adjusted EBITDA $ 210.6 $ 212.9 (1.1)% $ 674.5 $ 660.2 2.2% Home Health and Hospice Segment Net operating revenues $ 289.3 $ 242.0 19.5% $ 804.3 $ 680.8 18.1% Adjusted EBITDA $ 50.8 $ 43.2 17.6% $ 146.2 $ 118.3 23.6% Major takeaways: u Strong revenue growth Ÿ Inpatient rehabilitation segment ü Discharge growth of 5.5%; same store = 3.1% ü Net revenue per discharge increase of 1.0% Ÿ Home health and hospice segment ü Home health admissions growth of 22.7%; same store = 9.7% ü Revenue per episode decrease of 0.5% u Consolidated Adjusted EBITDA increased 3.3% to $231.6 million; year-to-date increase of 7.0% to $726.7 million u Adjusted EPS of $0.93 per diluted share increased 2.2% - see pages 12 and 13. u Year-to-date adjusted free cash flow of $379.6 million - see page 14. Encompass Health Reconciliations to GAAP provided on pages 39-47 4

Q3 2019 summary (cont.)

Expansion activity (see page 23)

- Began operating a new 40-bed inpatient rehabilitation hospital in Boise, Idaho in July 2019, a joint venture with Saint Alphonsus Regional Medical Center
- Began operating a new 40-bed inpatient rehabilitation hospital in Katy, Texas in September 2019
- Added 31 beds to existing hospitals; added 112 beds to existing hospitals year to date
- Acquired Alacare Home Health and Hospice on July 1, 2019
  - ✓ 23 home health locations and 23 hospice locations in Alabama
  - ✓ $217.5 million cash purchase price funded with cash on hand and borrowings under revolving credit facility
  - ✓ Three new IRF overlap markets
  - ✓ Income tax benefit with an estimated present value of ~$30 million

Balance sheet

- Leverage ratio of 3.6x at end of third quarter; 3.2x on a pro forma basis (see pages 28 and 29)
  - ✓ Issued $500 million of 4.5% Senior Notes due 2028 and $500 million of 4.75% Senior Notes due 2030 in September 2019; proceeds used to:
    - Fund the purchase of the home health rollover shares and exercise of SARs in Q3 2019 (see page 19)
    - Fund a call of $400 million of 5.75% Senior Notes due 2024; will settle on November 1, 2019 (see pages 28 and 29)
    - Repay borrowings under revolving credit facility

Shareholder and other distributions

- Repurchased 35,364 shares of common stock for ~$2 million[1]
  - ✓ Year-to-date repurchases of 776,334 shares of common stock for ~$46 million[1]
  - ✓ average price of $59.10 per share
- Paid quarterly cash dividend of $0.27 per share in July 2019
- Declared a $0.28 per share quarterly cash dividend in July 2019 (paid in October 2019)
- Declared a $0.28 per share quarterly cash dividend in October 2019 (to be paid in January 2020)

Encompass Health

Refer to pages 48-49 for end notes.

5

The Company continues to improve the patient experience and outcomes through integrated care delivery.

- As of September 30, 2019, Encompass Health had 88 overlap markets.*
- The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals increased 130 basis points in Q3 2019 compared to Q3 2018.
- The clinical collaboration rate objective is 40% in the near term.
- The objectives of clinical collaboration are to improve the patient experience and outcomes and to reduce the total cost of care across a post-acute episode.
  - Coordination between our IRFs and home health teams is resulting in lower discharges to skilled nursing facilities, higher discharges to home and improved patient satisfaction.



Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*
34.3%
Collaboration rate
35.6%
Collaboration rate
5,323
10,212
6,116
11,071
Q3 2018
Q3 2019
Encompass Health IRF discharges to:
Encompass Health home health
Non-Encompass Health home health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 6

Inpatient rehabilitation segment - revenue

($millions)	Q3 2019	Q3 2018	Favorable/ (Unfavorable)
Net operating revenues:			
Inpatient	$ 850.6	$ 798.4	6.5%
Outpatient and other	21.7	27.2	(20.2%)
Total segment revenue	**$ 872.3**	**$ 825.6**	5.7%
(Actual Amounts)			
Discharges	46,669	44,230	5.5%
Same-store discharge growth			3.1%
Net patient revenue per discharge	$ 18,226	$ 18,051	1.0%
Revenue reserves related to bad debt as a percent of revenue	1.5%	1.3%	20 basis points

- Revenue growth was driven by volume and pricing growth.
  - New-store discharge growth resulted from joint ventures in Murrells Inlet, SC (September 2018), Winston-Salem, NC (October 2018), Lubbock, TX (May 2019), and Boise, ID (July 2019) and a wholly owned hospital in Katy, TX (September 2019).
  - New-store growth also resulted from a joint venture hospital in Yuma, Arizona changing from the equity method of accounting to a consolidated entity effective July 1, 2019.[(2)]
  - Same-store discharge growth in Q3 2019 was negatively impacted by ~20 basis points due to the ongoing effects of Hurricane Michael on operations in the Panama City, Florida market.
  - Growth in net patient revenue per discharge primarily resulted from increases in reimbursement rates.
  - Other revenue in Q3 2018 included $4.5 million of business interruption insurance recoveries related to the 2017 hurricanes.
  - Revenue reserves related to bad debt as a percent of revenue increased 20 basis points to 1.5% primarily due to Targeted Probe and Educate, or TPE, reviews at certain hospitals (see page 24).

Encompass Health

Refer to pages 48-49 for end notes.

7

Inpatient rehabilitation segment - Adjusted EBITDA

($millions)	Q3 2019	% of Revenue	Q3 2018	% of Revenue
Net operating revenues	$ 872.3		$ 825.6	
Operating expenses:				
Salaries and benefits	(459.1)	52.6%	(423.6)	51.3%
Other operating expenses[(a)]	(131.3)	15.1%	(124.3)	15.1%
Supplies	(37.0)	4.2%	(33.6)	4.1%
Occupancy costs	(17.0)	1.9%	(15.9)	1.9%
Hospital operating expenses	(185.3)	21.2%	(173.8)	21.1%
Other income[(b)(c)]	1.8		1.8	
Equity in nonconsolidated affiliates	1.0		1.9	
Noncontrolling interests	(20.1)		(19.0)	
Segment Adjusted EBITDA	**$210.6**		**$ 212.9**	
Percent change	(1.1)%			
In arriving at Adjusted EBITDA, the following were excluded:				
(a) Loss (gain) on disposal of assets	$ 0.9		$ (1.0)	
(b) Change in fair market value of equity securities	$ —		$ 0.1	
(c) Gain on consolidation of Yuma	$ (19.2)		$ —	

- **Segment Adjusted EBITDA for the quarter of $210.6 million.**
  - All expense ratios were negatively impacted in 2019 by an increase in revenue reserves related to bad debt (see page 24).
  - Expense ratios were positively impacted in 2018 by $4.5 million of revenue from business interruption insurance recoveries related to the 2017 hurricanes.
  - Salaries and benefits increased as a percent of revenue primarily due to:
    - ✓ the ramp up of new stores
    - ✓ ~$2 million of training costs associated with the transition to the CARE Tool payment system
  - Supplies increased as a percent of revenue due to a pharmacy inventory adjustment.

Encompass Health

Reconciliations to GAAP provided on pages 39-47

8

Home health and hospice segment - revenue Q3 Q3 Favorable/ ($millions) 2019 2018 (Unfavorable) Net operating revenues: Home health revenue $ 238.9 $ 209.2 14.2 % Hospice revenue 50.4 32.8 53.7 % Total segment revenue $ 289.3 $ 242.0 19.5 % Home Health Metrics (Actual Amounts) Admissions 42,174 34,364 22.7 % Same-store admissions growth 9.7 % Episodes 72,016 61,765 16.6 % Same-store episode growth 3.8 % Revenue per episode $ 2,980 $ 2,995 (0.5)% u Revenue growth was driven by volume growth. Ÿ New-store admissions growth included the acquisition of Alacare on July 1, 2019. u Revenue per episode decreased 0.5% due primarily to the patient mix of the former Alacare locations. u Hospice revenue increased primarily due to the acquisition of Alacare and same-store admissions growth of 5.8%. Encompass Health 9

Home health and hospice segment - Adjusted EBITDA u Segment Adjusted EBITDA for the quarter of $50.8 million. Q3 Q3 % of % of Ÿ Included the ($millions) 2019 Revenue 2018 Revenue acquisition of Alacare Net operating revenues $ 289.3 $ 242.0 which closed on July 1, 2019 Ÿ Cost of services (136.4) 47.1% (114.6) 47.4% Cost of services as a (a) percent of revenue Support and overhead costs (99.6) 34.4% (82.4) 34.0% decreased primarily Operating expenses (236.0) 81.6% (197.0) 81.4% due to: üimprovements in Equity in net income of nonconsolidated affiliates 0.2 0.2 caregiver Noncontrolling interests(b) (2.7) (2.0) optimization and Segment Adjusted EBITDA $ 50.8 $ 43.2 productivity in home health Percent change 17.6% üpartially offset by lower gross margin at In arriving at Adjusted EBITDA, the following were excluded: the former Alacare locations. (a) Payroll taxes on SARs exercise $ 0.8 $ — Ÿ Support and overhead (b) SARs mark-to-market impact on noncontrolling interests (see page 19) $ (0.9) $ (0.3) costs as a percent of revenue increased primarily due to the integration of Alacare. Encompass Health Reconciliations to GAAP provided on pages 39-47 10

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA for the quarter of $231.6 million

- General and administrative expenses decreased as a percent of consolidated revenue primarily due to expenses associated with the Company's rebranding and name change in 2018 and operating leverage resulting from revenue growth.

($millions)		Q3 2019	% of Consolidated Revenue		Q3 2018	% of Consolidated Revenue
Inpatient rehabilitation segment Adjusted EBITDA	$	210.6		$	212.9	
Home health and hospice segment Adjusted EBITDA		50.8			43.2	
General and administrative expenses*		(29.8)	2.6%		(31.8)	3.0%
Consolidated Adjusted EBITDA	$	231.6		$	224.3	
Percentage change		3.3%				

General and Administrative Expenses Associated with Rebranding and Name Change

($millions)		Q1		Q2		Q3	Q4		Year to Date
2019	$	0.8	$	0.2	$	0.3	TBD	$	1.3
2018		3.6		2.8		1.9	2.6		10.9
2017		0.5		1.7		1.5	2.5		6.2

See rebranding and name change information on page 22.

* General and administrative expenses in the above table exclude stock compensation of $21.7 million and $18.1 million for the third quarter of 2019 and 2018, respectively, as well as $1.0 million in transaction costs for the third quarter of 2019.

Encompass Health

Reconciliations to GAAP provided on pages 39-47

11

Earnings per share - as reported

(In Millions, Except Per Share Data)	Q3 2019	Q3 2018	9 Months 2019	9 Months 2018
Consolidated Adjusted EBITDA	$ 231.6	$ 224.3	$ 726.7	$ 679.2
Depreciation and amortization	(55.1)	(51.2)	(160.3)	(146.8)
Interest expense and amortization of debt discounts and fees	(40.3)	(37.3)	(115.2)	(110.6)
Stock-based compensation expense	(21.7)	(18.1)	(87.0)	(65.6)
(Loss) gain on disposal of assets	(0.9)	1.0	(3.3)	(2.2)
	113.6	118.7	360.9	354.0
Certain items non-indicative of ongoing operating performance:				
Loss on early extinguishment of debt	—	—	(2.3)	—
Transaction costs	(1.0)	—	(2.0)	(1.0)
Gain on consolidation of Yuma[2]	19.2	—	19.2	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	0.9	0.3	4.3	2.2
Change in fair market value of equity securities	—	(0.1)	1.2	(1.1)
Payroll taxes on SARs exercise (see page 19)	(0.8)	—	(1.0)	—
Pre-tax income	131.9	118.9	380.3	354.1
Income tax expense	(34.3)	(30.2)	(88.6)	(89.5)
Income from continuing operations*	$ 97.6	$ 88.7	$ 291.7	$ 264.6
Diluted shares (see page 35)	99.4	100.0	99.5	99.7
Diluted earnings per share*	**$ 0.98**	**$ 0.89**	**$ 2.94**	**$ 2.65**

- Reported earnings per diluted share for Q3 2019 compared to Q3 2018 reflected an increase in Adjusted EBITDA and a gain on the consolidation of Yuma Rehabilitation Hospital[2] offset by increases in depreciation and amortization, interest, and stock-based compensation. Reported earnings per diluted share for the YTD period of 2019 included a lower effective tax rate than the same period of 2018.
- Higher interest expense resulted from the funding of the Alacare acquisition and DOJ Settlement[3] in Q2 2019.
- Stock-based compensation increased in 2019 due to higher SARs cost resulting from an increase in the applicable peer multiple and Adjusted EBITDA growth in the home health and hospice segment (see page 19).
- The loss on early extinguishment of debt resulted from the Company's redemption of $100 million of its 5.75% Senior Notes due 2024 in Q2 2019.[4]
- The lower effective tax rate in YTD 2019 resulted primarily from the deductible portion of the DOJ Settlement[3] and windfall tax benefits related to the vesting of share-based compensation.

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 48-49 for end notes.

Encompass Health 12

Adjusted earnings per share(5) Q3 9 Months 2019 2018 2019 2018 Earnings per share, as reported $ 0.98 $ 0.89 $ 2.94 $ 2.65 Adjustments, net of tax: Mark-to-market adjustment for stock appreciation rights (see page 19) 0.08 0.03 0.36 0.18 Transaction costs 0.01 — 0.02 0.01 Income tax adjustments — (0.01) (0.13) (0.01) Loss on early extinguishment of debt(4) — — 0.02 — Change in fair market value of equity securities — — (0.01) 0.01 Gain on consolidation of Yuma (0.14) — (0.14) — Payroll taxes on SARs exercise 0.01 — 0.01 — Adjusted earnings per share* $ 0.93 $ 0.91 $ 3.05 $ 2.83 Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 44-47. Encompass Health 13 Refer to pages 48-49 for end notes.

2019 Adjusted free cash flow(6) $47.5 $14.2 $0.2 ($102.6) ($4.5) $424.8 $379.6 Adjusted free cash Adjusted Working capital Cash interest Cash tax Maintenance Adjusted free cash flow 9 Mos. 2018 EBITDA and other payments payments, capital expenditures flow 9 Mos. 2019 net of refunds u Adjusted free cash flow for year-to-date 2019 decreased as increased Adjusted EBITDA and lower cash taxes were offset by an increase in working capital. Ÿ Increased working capital primarily resulted from higher accounts receivable related to TPE reviews and the timing of payroll in both segments. Reconciliations to GAAP provided on pages 39-47 Encompass Health 14 Refer to pages 48-49 for end notes.

Guidance - affirmed as of October 28, 2019 2019 Full-Year Guidance Net operating revenues $4,500 million to $4,600 million Adjusted EBITDA(7) $940 million to $960 million Adjusted earnings per share from continuing operations attributable to Encompass Health(5) $3.71 to $3.85 Encompass Health Refer to pages 48-49 for end notes. 15

2019 Guidance considerations

Inpatient rehabilitation

- Estimated 0% to 0.50% reimbursement rate change before bad debt for Q4 2019 (see page 26)
- Salary increase of approx. 3.5%*; benefits increase of approx. 6.0% to 8.0% (see page 27)
- Revenue reserve related to bad debt of 1.4% to 1.6% of net operating revenues
- Administrative costs related to transition to CARE Tool payment system

Home health and hospice

- Estimated 1.5% net Medicare pricing increase before reserves related to bad debt for Q4 2019 (see page 26)
- Salary increase of approx. 3.0%; benefits increase of approx. 6.0% to 8.0% (see page 27)
- Inclusive of up to $50 million of home health and hospice acquisitions in 2019 and the acquisition of Alacare on July 1, 2019
- Inclusive of the reduction in noncontrolling interests related to the redemption of the rollover shares (see page 19)
- Administrative costs related to the Review Choice Demonstration program and preparation for PDGM

Consolidated

- Increased interest expense associated with funding the Alacare acquisition, DOJ settlement[3], purchase of the home health rollover shares, and exercise of the stock appreciation rights (see page 19)
- Increased depreciation and amortization resulting from the acquisition of Alacare
- Investments of $3 million to $5 million in strategic initiatives, including post-acute solutions
- Ongoing effects of Hurricane Michael on operations in the Panama City, Florida market
- Diluted share count of ~100 million shares
- Tax rate of ~27%
- Adoption of new lease accounting standard resulted in a gross-up of assets and corresponding liabilities of ~$350 million and will not have a material impact on our income statement or statement of cash flows.

* Includes additional training costs for transition to CARE Tool payment system

Refer to pages 48-49 for end notes.

Encompass Health

16

Adjusted free cash flow(6) assumptions 9 Months 9 Months Certain cash flow items 2018 2019 2018 2019 (millions) Actual Actual Actual Assumptions Cash interest payments (net of amortization of debt $107.6 $112.1 $143.3 $155 to $165 discounts and fees) Cash payments for income $82.4 $68.2 $114.8 $95 to $110 taxes, net of refunds u Increased 2019 assumption for free cash flow due to a Working capital and other $(40.9) $61.7 $(48.1) $40 to $60 decrease in expected cash payments for income taxes partially offset by increased Maintenance CAPEX $105.3 $105.1 $152.9 $160 to $170 expectations for working capital; former range was $425 million to $505 million Adjusted free cash flow $424.8 $379.6 $538.1 $435 to $510 Encompass Health Reconciliations to GAAP provided on pages 39-47; Refer to pages 48-49 for end notes. 17

Uses of free cash flow 9 Months 2019 2019 2018 Actuals Assumptions Actuals IRF bed expansions $28.1 $40 to $50 $22.3 New IRFs - De novos 87.6 85 to 115 76.4 - Acquisitions — opportunistic — - Replacement IRFs and other 56.2 90 to 110 24.5 Growth in core Home health and hospice acquisitions business - Alacare Home Health and Hospice 217.5 217.5 — - Camellia Healthcare — — 131.4 - All other 13.7 up to 50 12.5 $482 to $543, excluding IRF Quarterly cash dividend currently $403.1 acquisitions $267.1 set at $0.28 per common share(8) Debt reduction Debt (borrowings) redemptions, net $(884.7) $ TBD $63.3 Cash dividends on common stock(8) 81.3 ~108 100.8 Shareholder Purchase of Home Health Holdings and other rollover shares and exercise of SARs distributions (see page 19) 231.4 231.4 69.4 Common stock repurchases 45.9 opportunistic — $(526.1) $TBD $233.5 ~$204 million authorization as of Sept. 30, 2019(1) Encompass Health See the debt schedule on page 28. Refer to pages 48-49 for end notes. 18

Overview of rollover shares and SARs held by members of the home health and hospice management team

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- The Company also granted stock appreciation rights ("SARs") based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vest on Jan. 1, 2020. Once vested, they are exercisable until they expire on Dec. 31, 2024 or in connection with termination of employment.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling ~$385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needs cash (e.g., acquisitions, capex, etc.), such amounts are added to the principal amount of the note(s). Cash generated from the operations of Home Health Holdings may be used to pay interest and principal on the note(s).


Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20
Valuation	Fair value of the Rollover Shares and SARs is determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
	As of Sept. 30, 2019, the value of the remaining Rollover Shares was ~$183 million and the value of the remaining SARs was ~$82 million.
Activity	In February 2018 and July 2019, holders exercised their rights to sell their Rollover Shares to EHC. Each exercise represented ~5.6% of the outstanding common shares of Home Health Holdings. EHC settled the acquisition of the February 2018 and July 2019 exercises upon payment of ~$65 million and ~$163 million, respectively, in Q1 2018 and Q3 2019, respectively. As of Sept. 30, 2019, management's ownership interest is ~5.6%.
	In the first quarter of 2019, holders exercised a portion of their vested SARs for cash proceeds of ~$13 million. In the third quarter of 2019, holders exercised the remaining portion of their vested SARs for cash proceeds of ~$55 million.

Encompass Health 19

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Market overlap

88 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of September 30, 2019

- Inpatient rehabilitation hospitals ("IRFs")
- Home health locations
- Hospice locations
- 6 Future IRFs**

37 States and Puerto Rico ~43,300 employees

Inpatient rehabilitation - 09/30/19	
133	IRFs (47 are joint ventures)
33	States and Puerto Rico
~31,300	Employees
23%	of licensed beds†
31%	of Medicare patients served†
Key statistics - trailing 4 quarters	
184,455	Inpatient discharges
~$3.5	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 09/30/19	
245	Home health locations
82	Hospice locations
31	States
~12,000	Employees
Key statistics - trailing 4 quarters	
153,097	Home health admissions
9,616	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2017 and 2018 data

Note: Two of the 245 home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting.

Encompass Health 21

Rebranding and name change

The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.

JULY 2017
Announced planned name change

JAN. 2018
Legally changed name and stock ticker to Encompass Health Corporation (EHC)

APRIL 2018
Phase 1 field asset conversions

JULY 2018
Phase 2 field asset conversions

OCT. 2018
Phase 3 field asset conversions

JAN. 2019
Phase 4 field asset conversions; transition complete

Encompass Health

As of Jan. 1, 2019, all of the Company's hospitals and home health and hospice locations have been transitioned to the Encompass Health brand.

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 million	~$1 million	~$18 million
Capital expenditures	~$1 million	~$3 million	~$3 million	~$7 million
Total rebranding investment	~$7 million	~$14 million	~$4 million	~$25 million

*Included in corporate general and administrative expenses line item

Encompass Health
22

Expansion activity

Inpatient Rehabilitation Facilities - As of Sept. 30, 2019			
	# of New Beds		
	2019	2020	2021
De novo:			
Katy, TX	40	—	—
1 Murrieta, CA*	50	—	—
2 Sioux Falls, SD	—	40	—
3 Coralville, IA	—	40	—
4 Cumming, GA	—	50	—
5 Tampa Bay, FL	—	—	50
6 Henry County, GA	—	—	50
Joint ventures:			
Lubbock, TX	40	—	—
Boise, ID	40	—	—
Bed expansions, net**	~150	~100	~100
	~320	~230	~200

6 Previously announced IRF development projects underway as of September 30, 2019

3 New states

Q3 2019 expansion activity highlights:

- Began operating a new 40-bed inpatient rehabilitation hospital in Boise, Idaho in July 2019, a joint venture with Saint Alphonsus Regional Medical Center
- Began operating a new 40-bed inpatient rehabilitation hospital in Katy, Texas in September 2019
- Added 31 beds to existing hospitals

Home Health and Hospice Locations	
	# of Locations
Dec. 31, 2018	278
Acquisitions	48
Opening of new locations	2
Merging of locations	(1)
September 30, 2019	327

Q3 2019 expansion activity highlights:

- Acquired Alacare Home Health and Hospice on July 1, 2019
  - ✓ 23 home health and 23 hospice locations across Alabama

* Construction of Murrieta, CA hospital is expected to be completed in Q4 2019; however, there is uncertainty around the timing of its opening due to state regulatory requirements.

** Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays.

Encompass Health 23

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- In late 2017, CMS implemented the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q3 2019	$11.3	$(6.1)	$3.4	$–
Q2 2019	3.5	(1.7)	1.1	–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–
Q3 2017	7.4	(6.2)	2.2	–
Q2 2017	16.5	(7.7)	4.9	–
Q1 2017	19.0	(5.9)	5.7	–
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	–

Impact to Balance Sheet

	Sept. 30, 2019	Dec. 31, 2018	Dec. 31, 2017
		(In Millions)	
Pre-payment claims denials	$ 159.3	$ 158.1	$ 164.0
Recorded reserves	(47.8)	(47.4)	(49.2)
Net accounts receivable from pre-payment claims denials	**$ 111.5**	**$ 110.7**	**$ 114.8**

Encompass Health 24

Business outlook: 2019 to 2021 2019 2020 2021 • Enhance clinical collaboration between the Company’s IRFs and home health locations • Build stroke market share (click here to view our Life After Stroke guide) Key operational • Develop and implement post-acute solutions initiatives • Implement changes to reimbursement models in both business segments Ÿ Implement Review Choice Demonstration • Participate in alternative payment models • Same-store IRF growth Core • New-store IRF growth (de novos and acquisitions) growth • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion of service Ÿ Consider acquisitions of other complementary businesses offerings Strong balance sheet • Maintain balance sheet flexibility Shareholder • Quarterly cash dividends on common stock and other • Opportunistic common stock repurchases distributions • Purchases of Home Health Holdings rollover shares and exercises of SARs Encompass Health 25

Business outlook 2019 to 2021: revenue assumptions

Volume (includes new stores)	Inpatient Rehabilitation* 3+% annual discharge growth			Home Health* 10+% annual admission growth		
Medicare Pricing *Amounts are approximations*	Approx. 72% of segment revenue			Approx. 85% of segment revenue		
	FY 2019 Q418-Q319 Final Rule	FY 2020 Q419-Q320[9] Final Rule	FY 2021 Q420-Q321 Estimate†	CY 2019 Q119-Q419 Final Rule	CY 2020 Q120-Q420[10] Proposed Rule	CY 2021 Q121-Q421 Estimate†
Market basket update	2.9%	2.9%	3.3%	3.0%	1.5%	3.2%
Healthcare reform reduction	(0.75%)	-	-	-	-	-
Legislative changes to the rural add-on program[10]	-	-	-	(0.1%)	(0.2%)	(0.1%)
Change in outlier fixed-dollar loss ratio	-	-	-	0.1%	-	-
Healthcare reform productivity adjustment	(0.8%)	(0.4%)	(0.5%)	(0.8%)	-	(0.5%)
Net market basket update	1.35%	2.5%	2.8%	2.2%	1.3%	2.6%
Change in wage index and other labor adjustments	(0.1%)	(0.1%)	-	-	-	-
Change in CMG relative weights and average length of stay values[9]	(0.1%)	(1.9%) to (2.4%)	-	-		
Change in outlier threshold	(0.0%)	(0.0%)	-	-		
Impact from case mix re-weighting	-	-	-	(0.7%)	-	-
Estimated impact to Encompass Health	1.2%	0% to 0.50%		1.5%	(1.0%)**	
Medicare Advantage and managed care pricing	Approx. 20% of revenue			Approx. 13% of revenue		
Expected increases	2-4%	1-3%	2-4%	0-2%	0-2%	0-2%

Estimate based on an analysis of 2018 claims datasets made available in the 2020 Proposed Home Health Rule[10]

* Outpatient and hospice, which services accounted for 5.0% of total operating revenues for full-year 2018, are not included in the pricing assumptions.
** Estimated PDGM impact of (2.3%) plus 1.3% net market basket update; **excludes assumed behavioral change reduction of 8.0% to the base rate.**[10]

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.
Refer to pages 48-49 for end notes.

Encompass Health

26

Business outlook 2019 to 2021: labor and other expense assumptions

Inpatient Rehabilitation

Home Health and Hospice

Salaries and Benefits	2019	2020	2021
Salary increases	3.00-3.50%*	2.75-3.25%	2.85-3.35%
Benefit costs increases	6-8%	5-10%	5-10%

Segment Operating Expenses



Salaries and benefits ~70%
Other expenses ~30%

% of Salaries and Benefits	
Salaries	~90%
Benefits	~10%



Salaries and benefits ~85%
Other expenses ~15%

IRF Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health and Hospice Expenses

- Other operating expenses and supply costs tracking with inflation

* Includes additional training costs for implementation of new payment systems

Encompass Health 27

Debt schedule Pro Forma Change in September 30, September 30, December 31, Debt vs. ($millions) 2019* 2019 2018 YE 2018 Advances under $700 million revolving credit facility, September 2022 - LIBOR +150bps $ — $ — $ 30.0 $ (30.0) Term loan facility, September 2022 - LIBOR +150bps 269.1 269.1 280.1 (11.0) Bonds Payable: 5.125% Senior Notes due 2023 297.2 297.2 296.6 0.6 5.75% Senior Notes due 2024(4) (see page 5) 695.6 1,095.6 1,194.7 (99.1) 5.75% Senior Notes due 2025 345.5 345.5 345.0 0.5 4.50% Senior Notes due 2028 (see page 5) 491.5 491.5 — 491.5 4.75% Senior Notes due 2030 (see page 5) 491.5 491.5 — 491.5 Other notes payable 44.9 44.9 104.2 (59.3) Finance lease obligations 363.8 363.8 263.8 100.0 Long-term debt $ 2,999.1 $ 3,399.1 $ 2,514.4 $ 884.7 Debt to Adjusted EBITDA 3.2x 3.6x 2.8x * After applying $400 million of the 2028 and 2030 Notes offering proceeds included in cash on Sept. 30, 2019 to pay down the 2024 Notes Encompass Health 28 Reconciliations to GAAP provided on pages 39-47; Refer to pages 48-49 for end notes.

Debt maturity profile - face value Pro Forma as of September 30, 2019* Callable beginning November 2017 Callable beginning ($ in millions) February 2023 Callable beginning $662 February 2025 Available Callable beginning $700 Callable beginning March 2018 Senior September 2020 Notes 5.75% Revolver $0 Drawn + capacity $500 $500 $38 reserved Senior Senior $350 for LC’s $300 Notes Notes $269 Senior Senior 4.5% 4.75% Revolver Term Notes Notes Loans 5.125% 5.75% 2019 2021 2022 2022 2023 2024 2025 2026 2027 2028 2029 2030 No significant debt maturities prior to 2022 * After applying $400 million of the 2028 and 2030 Notes offering proceeds included in cash on Sept. 30, 2019 to pay down the 2024 Notes This chart does not include ~$364 million of finance lease obligations or ~$45 million of other notes payable. Encompass Health See the debt schedule on page 28. 29

New-store/same-store growth Inpatient Rehabilitation 25.0 Shelby County, AL (34 beds) Yuma, AZ (51 beds)(2) 20.0 Bluffton, SC (38 beds) Boise, ID (40 beds) Katy, TX (40 beds) Murrells Inlet, 15.0 Pearland, TX Gulfport, MS (33 beds) SC (29 beds) (40 beds) Lubbock, TX Westerville, OH (60 beds) (40 beds) 10.0 Jackson, TN Winston-Salem, Modesto, CA (48 beds) NC (68 beds) (50 beds) 5.0 0.0 Discharges Q4Q4 20162016 Q1Q1 20172017 Q2Q2 20172017 Q3Q3 20172017 Q4Q4 20172017 Q1Q1 20182018 Q2Q2 20182018 Q3Q3 20182018 QQ44 22018018 QQ11 22019019 QQ22 22019019 QQ33 22019019 New store 1.3% 1.2% 1.9% 2.4% 2.0% 1.9% 1.6% 1.0% 1.7% 1.3% 1.5% 2.4% Same store 0.1% 1.6% 1.6% 1.4% 3.9% 4.8% 3.6% 2.0% 1.9% (0.2)% 2.2% 3.1% Total by qtr. 1.4% 2.8% 3.5% 3.8% 5.9% 6.7% 5.2% 3.0% 3.6% 1.1% 3.7% 5.5% Total by year 10.8% 4.0% 4.6% Same-store year* 1.7% 1.8% 2.8% Same-store year UDS(11) (0.6)% (0.5)% 1.1% * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Encompass Health Refer to pages 48-49 for end notes. 30

New-store/same-store growth Home Health Acquired Alacare Home Health & Hospice 30.0 (23 home health locations in Alabama) in July 2019 25.0 Acquired Camellia Healthcare (14 home health locations in 3 states) 20.0 in May 2018 15.0 10.0 5.0 0.0 Admissions QQ44 2 2016016 QQ11 22017017 QQ22 22017017 QQ33 22017017 QQ44 22017017 QQ11 22018018 QQ22 22018018 QQ33 22018018 QQ44 22018018 QQ11 22019019 Q2Q2 20192019 Q3Q3 20192019 New store 8.1% 5.7% 6.4% 6.7% 3.5% 2.5% 5.3% 5.4% 5.3% 5.7% 2.9% 13.0% Same store* 14.0% 13.9% 13.3% 8.8% 10.1% 7.4% 5.1% 3.8% 5.4% 6.4% 8.3% 9.7% Total by quarter 22.1% 19.6% 19.7% 15.5% 13.6% 9.9% 10.4% 9.2% 10.7% 12.1% 11.2% 22.7% Total by year 43.6% 17.0% 10.0% Same-store year* 13.7% 11.4% 5.6% u In 2016, the Company acquired or opened 10 home health locations. u In 2017, the Company acquired or opened 15 home health locations. u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 26 home health locations. Encompass Health * Includes consolidated home health agencies classified as same store during each period 31

Payment sources (percent of revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q3 Q3 Q3 9 Months Full Year 2019 2018 2019 2018 2019 2018 2019 2018 2018 Medicare 71.5% 72.8% 85.8% 85.0% 75.3% 75.4% 75.3% 75.8% 75.9% Medicare Advantage 10.9% 9.1% 8.7% 9.4% 10.3% 9.2% 10.3% 9.1% 9.2% Managed care 10.0% 10.3% 3.6% 3.6% 8.4% 8.8% 8.3% 8.9% 8.8% Medicaid 3.2% 3.1% 1.7% 1.7% 2.8% 2.8% 2.8% 2.7% 2.6% Other third-party payors 1.4% 1.4% —% —% 1.0% 1.1% 1.0% 1.1% 1.1% Workers’ compensation 0.8% 0.8% 0.1% 0.2% 0.6% 0.7% 0.7% 0.7% 0.7% Patients 0.7% 0.6% —% —% 0.5% 0.5% 0.5% 0.5% 0.5% Other income 1.5% 1.9% 0.1% 0.1% 1.1% 1.5% 1.1% 1.2% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Encompass Health 32

Inpatient rehabilitation operational and labor metrics Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2019 2019 2019 2018 2018 2018 2018 2018 (In Millions) Net patient revenue-inpatient $ 850.6 $ 851.8 $ 847.6 $ 822.8 $ 798.4 $ 809.6 $ 817.1 $ 3,247.9 Net patient revenue-outpatient and other revenues 21.7 22.1 22.5 22.9 27.2 25.0 23.2 98.3 Net operating revenues $ 872.3 $ 873.9 $ 870.1 $ 845.7 $ 825.6 $ 834.6 $ 840.3 $ 3,346.2 (Actual Amounts) Discharges(12) 46,669 46,679 45,609 45,498 44,230 45,010 45,108 179,846 Net patient revenue per discharge $ 18,226 $ 18,248 $ 18,584 $ 18,084 $ 18,051 $ 17,987 $ 18,114 $ 18,059 Outpatient visits 86,395 104,566 102,028 111,399 119,006 131,041 127,308 488,754 Average length of stay 12.6 12.5 12.8 12.5 12.7 12.5 12.7 12.6 Occupancy % 69.2% 70.6% 72.3% 68.8% 68.9% 70.1% 71.9% 69.3% # of licensed beds 9,219 9,062 8,941 8,966 8,888 8,848 8,831 8,966 Occupied beds 6,380 6,398 6,464 6,169 6,124 6,202 6,349 6,213 Full-time equivalents (FTEs)(13) 22,037 21,570 21,345 21,199 21,119 21,010 20,978 21,076 Contract labor 187 227 246 266 237 248 285 259 Total FTE and contract labor 22,224 21,797 21,591 21,465 21,356 21,258 21,263 21,335 EPOB(14) 3.48 3.41 3.34 3.48 3.49 3.43 3.35 3.43 Refer to pages 48-49 for end notes. Encompass Health 33

Home health and hospice operational metrics Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2019 2019 2019 2018 2018 2018 2018 2018 (In Millions) Net home health revenue $ 238.9 $ 222.7 $ 219.5 $ 215.3 $ 209.2 $ 204.8 $ 185.3 $ 814.6 Net hospice revenue 50.4 38.4 34.4 35.0 32.8 28.3 20.4 116.5 Net operating revenues $ 289.3 $ 261.1 $ 253.9 $ 250.3 $ 242.0 $ 233.1 $ 205.7 $ 931.1 Home Health: (Actual Amounts) Admissions(15) 42,174 37,828 37,944 35,151 34,364 34,026 33,855 137,396 Recertifications 30,213 28,129 28,282 29,530 28,733 28,089 25,229 111,581 Episodes 72,016 66,881 63,626 64,037 61,765 61,238 56,658 243,698 Average revenue per episode $ 2,980 $ 2,959 $ 3,057 $ 2,972 $ 2,995 $ 2,968 $ 2,934 $ 2,968 Episodic visits per episode 17.3 17.1 17.7 17.4 17.6 17.5 17.9 17.6 Total visits 1,425,323 1,325,362 1,308,610 1,285,150 1,259,055 1,240,490 1,174,950 4,959,645 Cost per visit $ 78 $ 76 $ 75 $ 76 $ 77 $ 76 $ 75 $ 76 Hospice: Admissions(16) 2,884 2,324 2,378 2,030 2,054 1,797 1,593 7,474 Patient days 353,549 259,501 239,022 231,515 223,834 192,404 143,231 790,984 Average daily census 3,843 2,852 2,656 2,516 2,433 2,114 1,591 2,167 Revenue per day $ 142 $ 148 $ 144 $ 151 $ 147 $ 148 $ 142 $ 147 Encompass Health Refer to pages 48-49 for end notes. 34

Share information Weighted Average for the Period Q3 9 Months Full Year 2019 2018 2019 2018 2018 2017 2016 Basic shares outstanding(17) 97.8 98.0 98.1 97.9 97.9 93.7 89.1 Convertible senior subordinated notes(17) — — — — — 4.0 8.5 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.6 2.0 1.4 1.8 1.9 1.6 1.9 Diluted shares outstanding 99.4 100.0 99.5 99.7 99.8 99.3 99.5 End of Period Q3 9 Months Full Year (Millions) 2019 2018 2019 2018 2018 2017 2016 Basic shares outstanding(17) 97.8 98.0 97.8 98.0 98.0 97.6 88.3 Encompass Health Refer to pages 48-49 for end notes. 35

Segment operating results

(In Millions)	Q3 2019 IRF	Q3 2019 Home Health and Hospice	Q3 2019 Reclasses	Q3 2019 Consolidated	Q3 2018 IRF	Q3 2018 Home Health and Hospice	Q3 2018 Reclasses	Q3 2018 Consolidated
Net operating revenues	$ 872.3	$ 289.3	$ –	$ 1,161.6	$ 825.6	$ 242.0	$ –	$ 1,067.6
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(459.1)	–	(200.9)	(660.0)	(423.6)	–	(168.7)	(592.3)
Other operating expenses[a]	(131.3)	–	(24.4)	(155.7)	(124.3)	–	(19.6)	(143.9)
Supplies	(37.0)	–	(5.9)	(42.9)	(33.6)	–	(5.0)	(38.6)
Occupancy	(17.0)	–	(4.8)	(21.8)	(15.9)	–	(3.7)	(19.6)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	–	(136.4)	136.4	–	–	(114.6)	114.6	–
Support and overhead costs[b]	–	(99.6)	99.6	–	–	(82.4)	82.4	–
	(644.4)	(236.0)	–	(880.4)	(597.4)	(197.0)	–	(794.4)
Other income[c][d]	1.8	–	–	1.8	1.8	–	–	1.8
Equity in net income of nonconsolidated affiliates	1.0	0.2	–	1.2	1.9	0.2	–	2.1
Noncontrolling interests[e]	(20.1)	(2.7)	–	(22.8)	(19.0)	(2.0)	–	(21.0)
Segment Adjusted EBITDA	**$ 210.6**	**$ 50.8**	**$ –**	**261.4**	**$ 212.9**	**$ 43.2**	**$ –**	**256.1**
General and administrative expenses[f][g]				(29.8)				(31.8)
Adjusted EBITDA				**$ 231.6**				**$ 224.3**

In arriving at Adjusted EBITDA, the following were excluded:

	Q3 2019 IRF	Q3 2019 Home Health and Hospice	Q3 2019 Reclasses	Q3 2019 Consolidated	Q3 2018 IRF	Q3 2018 Home Health and Hospice	Q3 2018 Reclasses	Q3 2018 Consolidated
(a) Loss (gain) on disposal of assets	$ 0.9	$ –	$ –	$ 0.9	$ (1.0)	$ –	$ –	$ (1.0)
(b) Payroll taxes on SARs exercise	$ –	$ 0.8	$ –	$ 0.8	$ –	$ –	$ –	$ –
(c) Change in fair market value of equity securities	$ –	$ –	$ –	$ –	$ 0.1	$ –	$ –	$ 0.1
(d) Gain on consolidation of Yuma	$ (19.2)	$ –	$ –	$ (19.2)	$ –	$ –	$ –	$ –
(e) SARs mark-to-market impact on noncontrolling interests (see page 19)	$ –	$ (0.9)	$ –	$ (0.9)	$ –	$ (0.3)	$ –	$ (0.3)
(f) Stock-based compensation	$ –	$ –	$ –	$ 21.7	$ –	$ –	$ –	$ 18.1
(g) Transaction costs	$ –	$ –	$ –	$ 1.0	$ –	$ –	$ –	$ –

Encompass Health
Reconciliations to GAAP provided on pages 39-47
36

Segment operating results

(In Millions)	Nine Months Ended September 30, 2019 IRF	Home Health and Hospice	Reclasses	Consolidated	Nine Months Ended September 30, 2018 IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 2,616.3	$ 804.3	$ —	$ 3,420.6	$ 2,500.5	$ 680.8	$ —	$ 3,181.3
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,347.7)	—	(555.8)	(1,903.5)	(1,264.3)	—	(476.4)	(1,740.7)
Other operating expenses[(a)]	(386.1)	—	(67.1)	(453.2)	(374.1)	—	(57.2)	(431.3)
Supplies	(109.3)	—	(15.4)	(124.7)	(104.2)	—	(13.6)	(117.8)
Occupancy	(49.1)	—	(12.6)	(61.7)	(47.4)	—	(10.3)	(57.7)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(372.8)	372.8	—	—	(322.3)	322.3	—
Support and overhead costs[(b)]	—	(278.1)	278.1	—	—	(235.2)	235.2	—
	(1,892.2)	(650.9)	—	(2,543.1)	(1,790.0)	(557.5)	—	(2,347.5)
Other income[(c)(d)]	6.5	—	—	6.5	3.5	0.5	—	4.0
Equity in net income of nonconsolidated affiliates	4.5	1.0	—	5.5	5.5	0.9	—	6.4
Noncontrolling interests[(e)]	(60.6)	(8.2)	—	(68.8)	(59.3)	(6.4)	—	(65.7)
Segment Adjusted EBITDA	**$ 674.5**	**$ 146.2**	**$ —**	**820.7**	**$ 660.2**	**$ 118.3**	**$ —**	**778.5**
General and administrative expenses[(f)(g)]				(94.0)				(99.3)
Adjusted EBITDA				**$ 726.7**				**$ 679.2**

In arriving at Adjusted EBITDA, the following were excluded:

	2019 IRF	Home Health and Hospice	Reclasses	Consolidated	2018 IRF	Home Health and Hospice	Reclasses	Consolidated
(a) Loss (gain) on disposal of assets	$ 3.4	$ (0.1)	$ —	$ 3.3	$ 2.2	$ —	$ —	$ 2.2
(b) Payroll taxes on SARs exercise	$ —	$ 1.0	$ —	$ 1.0	$ —	$ —	$ —	$ —
(c) Change in fair market value of equity securities	$ (1.2)	$ —	$ —	$ (1.2)	$ 1.1	$ —	$ —	$ 1.1
(d) Gain on consolidation of Yuma	$ (19.2)	$ —	$ —	$ (19.2)	$ —	$ —	$ —	$ —
(e) SARs mark-to-market impact on noncontrolling interests (see page 19)	$ —	$ (4.3)	$ —	$ (4.3)	$ —	$ (2.2)	$ —	$ (2.2)
(f) Stock-based compensation	$ —	$ —	$ —	$ 87.0	$ —	$ —	$ —	$ 65.6
(g) Transaction costs	$ —	$ —	$ —	$ 2.0	$ —	$ —	$ —	$ 1.0

Encompass Health

Reconciliations to GAAP provided on pages 39-47

37

Segment operating results Year Ended December 31, 2018 Home Health and (In Millions) IRF Hospice Reclasses Consolidated Net operating revenues $ 3,346.2 $ 931.1 $ — $ 4,277.3 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,701.5) — (652.5) (2,354.0) Other operating expenses(a) (502.3) — (77.1) (579.4) Supplies (140.6) — (18.1) (158.7) Occupancy (63.8) — (14.2) (78.0) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (438.4) 438.4 — Support and overhead costs — (323.5) 323.5 — (2,408.2) (761.9) — (3,170.1) Other income(b) 3.6 0.5 — 4.1 Equity in net income of nonconsolidated affiliates 7.5 1.2 — 8.7 Noncontrolling interests(c) (77.2) (8.5) — (85.7) Segment Adjusted EBITDA $ 871.9 $ 162.4 $ — 1,034.3 General and administrative expenses(d)(e) (133.3) Adjusted EBITDA $ 901.0 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal of assets $ 5.7 $ — $ — $ 5.7 (b) Change in fair market value of equity securities $ 1.9 $ — $ — $ 1.9 (c) SARs mark-to-market impact on noncontrolling interests (see page 19) $ — $ (2.6) $ — $ (2.6) (d) Stock-based compensation $ — $ — $ — $ 85.9 (e) Transaction costs $ — $ — $ — $ 1.0 Encompass Health Reconciliations to GAAP provided on pages 39-47 38 .

Reconciliation of net income to Adjusted EBITDA(7)

(in millions, except per share data)	2019 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	9 Months Total	9 Months Per Share
Net Income	$ 125.2		$ 110.9		$ 119.5		$ 355.6	
Loss from disc ops, net of tax, attributable to Encompass Health	0.5		0.1		—		0.6	
Net income attributable to noncontrolling interests	(22.9)		(19.7)		(21.9)		(64.5)	
Income from continuing operations attributable to Encompass Health*	102.8	$ 1.04	91.3	$ 0.92	97.6	$ 0.98	291.7	$ 2.94
Provision for income tax expense	30.8		23.5		34.3		88.6	
Interest expense and amortization of debt discounts and fees	37.2		37.7		40.3		115.2	
Depreciation and amortization	52.5		52.7		55.1		160.3	
Loss on early extinguishment of debt	—		2.3		—		2.3	
Loss on disposal of assets	1.1		1.3		0.9		3.3	
Stock-based compensation expense	19.4		45.9		21.7		87.0	
Transaction costs	0.6		0.4		1.0		2.0	
Gain on consolidation of Yuma	—		—		(19.2)		(19.2)	
SARs mark-to-market impact on noncontrolling interests (see page 19)	(0.8)		(2.6)		(0.9)		(4.3)	
Change in fair market value of equity securities	(0.9)		(0.3)		—		(1.2)	
Payroll taxes on SARs exercise	0.2		—		0.8		1.0	
Adjusted EBITDA	$ 242.9		$ 252.2		$ 231.6		$ 726.7	
Weighted average common shares outstanding:								
Basic		98.4		98.0		97.8		98.1
Diluted		99.7		99.3		99.4		99.5

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 48-49 for end notes.

Encompass Health

39

Reconciliation of net income to Adjusted EBITDA[7]

	2018									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 105.2		$ 113.2		$ 109.3		$ 47.7		$ 375.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.5		(0.2)		0.1		(1.5)		(1.1)	
Net income attributable to noncontrolling interests	(21.4)		(21.4)		(20.7)		(19.6)		(83.1)	
Income from continuing operations attributable to Encompass Health*	84.3	$ 0.85	91.6	$ 0.92	88.7	$ 0.89	26.6	$ 0.26	291.2	$ 2.92
Gov't, class action, and related settlements	—		—		—		52.0		52.0	
Provision for income tax expense	30.0		29.3		30.2		29.4		118.9	
Interest expense and amortization of debt discounts and fees	35.6		37.7		37.3		36.7		147.3	
Depreciation and amortization	45.9		49.7		51.2		52.9		199.7	
Loss (gain) on disposal of assets	0.8		2.4		(1.0)		3.5		5.7	
Stock-based compensation expense	26.1		21.4		18.1		20.3		85.9	
Transaction costs	1.0		—		—		—		1.0	
SARs mark-to-market impact on noncontrolling interests (see page 19)	(1.0)		(0.9)		(0.3)		(0.4)		(2.6)	
Change in fair market value of equity securities	0.6		0.4		0.1		0.8		1.9	
Adjusted EBITDA	$ 223.3		$ 231.6		$ 224.3		$ 221.8		$ 901.0	
Weighted average common shares outstanding:										
Basic		97.8		97.9		98.0		98.0		97.9
Diluted		99.4		99.6		100.0		100.0		99.8

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 48-49 for end notes.

40

Net cash provided by operating activities reconciled to Adjusted EBITDA(7) Q3 9 Months Full Year (In Millions) 2019 2018 2019 2018 2018 Net cash provided by operating activities $ 114.4 $ 198.5 $ 419.7 $ 584.0 $ 762.4 Interest expense and amortization of debt discounts and fees 40.3 37.3 115.2 110.6 147.3 Equity in net income of nonconsolidated affiliates 1.2 2.1 5.5 6.4 8.7 Net income attributable to noncontrolling interests in continuing operations (21.9) (20.7) (64.5) (63.5) (83.1) Amortization of debt-related items (1.1) (1.0) (3.1) (3.0) (4.0) Distributions from nonconsolidated affiliates (0.2) (2.0) (4.8) (5.5) (8.3) Current portion of income tax expense 14.1 34.6 67.8 97.5 128.0 Change in assets and liabilities 83.7 (24.8) 185.4 (47.1) (46.0) Cash used in (provided by) operating activities of discontinued operations 0.1 0.1 4.6 0.7 (0.8) Transaction costs 1.0 — 2.0 1.0 1.0 SARs mark-to-market impact on noncontrolling interests (see page 19) (0.9) (0.3) (4.3) (2.2) (2.6) Payroll taxes on SARs exercise 0.8 — 1.0 — — Change in fair market value of equity securities — 0.1 (1.2) 1.1 1.9 Other 0.1 0.4 3.4 (0.8) (3.5) Adjusted EBITDA $ 231.6 $ 224.3 $ 726.7 $ 679.2 $ 901.0 Encompass Health Refer to pages 48-49 for end notes. 41

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Nine Months Ended Year Ended September 30, September 30, December 31, 2019 2018 2019 2018 2018 (In Millions) Total segment Adjusted EBITDA $ 261.4 $ 256.1 $ 820.7 $ 778.5 $ 1,034.3 General and administrative expenses (52.5) (49.9) (183.0) (165.9) (220.2) Depreciation and amortization (55.1) (51.2) (160.3) (146.8) (199.7) (Loss) gain on disposal of assets (0.9) 1.0 (3.3) (2.2) (5.7) Government, class action, and related settlements — — — — (52.0) Loss on early extinguishment of debt — — (2.3) — — Interest expense and amortization of debt discounts and fees (40.3) (37.3) (115.2) (110.6) (147.3) Net income attributable to noncontrolling interests 21.9 20.7 64.5 63.5 83.1 SARs mark-to-market impact on noncontrolling interests (see page 19) 0.9 0.3 4.3 2.2 2.6 Change in fair market value of equity securities — (0.1) 1.2 (1.1) (1.9) Gain on consolidation of Yuma 19.2 — 19.2 — — Payroll taxes on SARs exercise (0.8) — (1.0) — — Income from continuing operations before income tax expense $ 153.8 $ 139.6 $ 444.8 $ 417.6 $ 493.2 Encompass Health 42

Reconciliation of net cash provided by operating activities to adjusted free cash flow(6) Q3 9 Months Full Year (In Millions) 2019 2018 2019 2018 2018 Net cash provided by operating activities $ 114.4 $ 198.5 $ 419.7 $ 584.0 $ 762.4 Impact of discontinued operations 0.1 0.1 4.6 0.7 (0.8) Net cash provided by operating activities of continuing operations 114.5 198.6 424.3 584.7 761.6 Capital expenditures for maintenance (41.0) (33.2) (105.1) (105.3) (152.9) Distributions paid to noncontrolling interests of consolidated affiliates (21.1) (21.3) (57.6) (56.5) (75.4) Items non-indicative of ongoing operating performance: Cash paid for government, class action, and related settlements — — 46.4 — — Transaction costs and related assumed liabilities 1.0 (0.7) 2.0 (2.4) 0.5 Cash paid for SARs exercise (inclusive of payroll taxes) 56.2 — 69.6 4.3 4.3 Adjusted free cash flow $ 109.6 $ 143.4 $ 379.6 $ 424.8 $ 538.1 Cash dividends on common stock $ 26.4 $ 24.5 $ 81.3 $ 74.4 $ 100.8 Encompass Health Refer to pages 48-49 for end notes. 43

Adjusted EPS(5) - Q3 2019

	For the Three Months Ended September 30, 2019						
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Income Tax Adjustments	Transaction Costs	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 231.6	$ —	$ —	$ —	$ —	$ —	$ 231.6
Depreciation and amortization	(55.1)	—	—	—	—	—	(55.1)
Interest expense and amortization of debt discounts and fees	(40.3)	—	—	—	—	—	(40.3)
Stock-based compensation	(21.7)	12.0	—	—	—	—	(9.7)
Loss on disposal of assets	(0.9)	—	—	—	—	—	(0.9)
Transaction costs	(1.0)	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	0.9	(0.9)	—	—	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(0.8)	—	—	—	—	0.8	—
Income from continuing operations before income tax expense	131.9	11.1	—	1.0	(19.2)	0.8	125.6
Provision for income tax expense	(34.3)	(3.0)	(0.2)	(0.2)	5.2	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	$ 97.6	$ 8.1	$ (0.2)	$ 0.8	$ (14.0)	$ 0.6	$ 92.9
Diluted earnings per share from continuing operations*	$ 0.98	$ 0.08	$ —	$ 0.01	$ (0.14)	$ 0.01	$ 0.93
Diluted shares used in calculation	99.4						

* Adjusted EPS may not sum across due to rounding.
Refer to pages 48-49 for end notes.

Encompass Health

44

Adjusted EPS(5) - Q3 2018 For the Three Months Ended September 30, 2018 Mark-to- Market Change in Adjustment Fair Market on Stock Value of As Compensation Income Tax Equity As Reported Expense Adjustments Securities Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 224.3 $ — $ — $ — $ 224.3 Depreciation and amortization (51.2) — — — (51.2) Interest expense and amortization of debt discounts and fees (37.3) — — — (37.3) Stock-based compensation (18.1) 4.2 — — (13.9) Gain on disposal of assets 1.0 — — — 1.0 SARs mark-to-market impact on noncontrolling interests (see page 19) 0.3 (0.3) — — — Change in fair market value of equity securities (0.1) — — 0.1 — Income from continuing operations before income tax expense 118.9 3.9 — 0.1 122.9 Provision for income tax expense (30.2) (1.1) (0.7) — (32.0) Income from continuing operations attributable to Encompass Health $ 88.7 $ 2.8 $ (0.7) $ 0.1 $ 90.9 Diluted earnings per share from continuing operations* $ 0.89 $ 0.03 $ (0.01) $ — $ 0.91 Diluted shares used in calculation 100.0 Encompass Health * Adjusted EPS may not sum across due to rounding. 45 Refer to pages 48-49 for end notes.

Adjusted EPS[5] - YTD 2019

For the Nine Months Ended September 30, 2019

(In Millions, Except Per Share Amounts)

	As Reported	Adjustments: Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
Adjusted EBITDA	$ 726.7	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 726.7
Depreciation and amortization	(160.3)	—	—	—	—	—	—	—	(160.3)
Loss on early extinguishment of debt[x]	(2.3)	—	2.3	—	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(115.2)	—	—	—	—	—	—	—	(115.2)
Stock-based compensation	(87.0)	53.0	—	—	—	—	—	—	(34.0)
Loss on disposal of assets	(3.3)	—	—	—	—	—	—	—	(3.3)
Transaction costs	(2.0)	—	—	—	2.0	—	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	4.3	(4.3)	—	—	—	—	—	—	—
Change in fair market value of equity securities	1.2	—	—	—	—	(1.2)	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	—	—	(19.2)	—	
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	380.3	48.7	2.3	—	2.0	(1.2)	(19.2)	1.0	413.9
Provision for income tax expense	(88.6)	(13.2)	(0.6)	(12.6)	(0.5)	0.3	5.2	(0.2)	(110.2)
Income from continuing operations attributable to Encompass Health	$ 291.7	$ 35.5	$ 1.7	$ (12.6)	$ 1.5	$ (0.9)	$ (14.0)	$ 0.8	$ 303.7
Diluted earnings per share from continuing operations*	$ 2.94	$ 0.36	$ 0.02	$ (0.13)	$ 0.02	$ (0.01)	$ (0.14)	$ 0.01	$ 3.05
Diluted shares used in calculation	99.5								

* Adjusted EPS may not sum across due to rounding.
Refer to pages 48-49 for end notes.

Encompass Health

46

Adjusted EPS(5) - YTD 2018 For the Nine Months Ended September 30, 2018 Mark-to- Market Change in Adjustment Fair Market on Stock Value of As Compensation Income Tax Transaction Equity As Reported Expense Adjustments Costs Securities Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 679.2 $ — $ — $ — $ — $ 679.2 Depreciation and amortization (146.8) — — — — (146.8) Interest expense and amortization of debt discounts and fees (110.6) — — — — (110.6) Stock-based compensation (65.6) 26.6 — — — (39.0) Loss on disposal of assets (2.2) — — — — (2.2) Transaction costs (1.0) — — 1.0 — — SARs mark-to-market impact on noncontrolling interests (see page 19) 2.2 (2.2) — — — — Change in fair market value of equity securities (1.1) — — — 1.1 — Income from continuing operations before income tax expense 354.1 24.4 — 1.0 1.1 380.6 Provision for income tax expense (89.5) (6.8) (1.4) (0.3) (0.3) (98.3) Income from continuing operations attributable to Encompass Health $ 264.6 $ 17.6 $ (1.4) $ 0.7 $ 0.8 $ 282.3 Diluted earnings per share from continuing operations* $ 2.65 $ 0.18 $ (0.01) $ 0.01 $ 0.01 $ 2.83 Diluted shares used in calculation 99.7 Encompass Health * Adjusted EPS may not sum across due to rounding. 47 Refer to pages 48-49 for end notes.

End notes (1) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of Sept. 30, 2019, the remaining repurchase authorization was ~$204 million. (2) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (3) As previously disclosed, from 2013 to 2019, the Company cooperated with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, produced no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ, and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for a cash payment of $48 million. (4) In June 2019, the Company redeemed $100 million of its 5.75% Senior Notes due 2024 at a price of 101.917%, which resulted in a total cash outlay of ~$102 million. The redemption was funded using cash on hand and funding under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $2.3 million loss on early extinguishment of debt in the second quarter of 2019. (5) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (7) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (8) On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. On July 24, 2018, the board of directors approved a $0.02 per share, or 8.0%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.27 per common share. On July 23, 2019, the board of directors approved a $0.01 per share, or 3.7%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.28 per common share. Encompass Health * Reconciliations to GAAP provided on pages 39-47. 48

End notes, con’t. (9) On July 31, 2019, the Centers for Medicare and Medicaid Services (“CMS”) released its notice of final rule making for fiscal year 2020 under the inpatient rehabilitation facility prospective payment system (the “2020 Final IRF Rule”). Based on its analysis of the adjustments included in the final rule and other factors, including the acuity of the Company’s patients over the three-month period ended Sept. 30, 2019, the Company currently estimates its Medicare payment rates for its inpatient rehabilitation segment will be flat to up 50 basis points in fiscal year 2020 (effective October 1, 2019). Beginning in FY 2020 (October 1, 2019), CMS will implement new case mix groupings, relative weights and length of stay values to reflect incorporation of CARE Tool assessment data. These changes will impact payment under the IRF-PPS. (10) On July 11, 2019, CMS released its notice of proposed rulemaking for calendar year 2020 (the “2020 Proposed HH Rule”) for home health agencies under the home health prospective payment system (the “HH-PPS”). The 2020 Proposed HH Rule would implement a net 1.3% market basket increase (market basket update of 1.5% reduced by 0.2% for an extension of the rural payment add-on factor) in 2020. Additionally, pursuant to the requirements of The Bipartisan Budget Act (“BBA”) of 2018, the 2020 Proposed HH Rule sets out significant changes to the HH-PPS, including a new payment system, referred to as the Patient-Driven Groupings Model (“PDGM”), that uses 30-day payment periods and relies more heavily on clinical characteristics and other patient information (such as principal diagnosis, functional level, referral source, and timing), rather than the current therapy service-use thresholds, to set payments. CMS also proposed an 8.0% reduction in the base payment rate for 2020 intended to offset the provider behavioral changes that CMS assumes PDGM will drive. The 2020 Proposed HH Rule would also eliminate by 2021 the process known as Request for Anticipated Payments (“RAPs”) which allows providers to seek reimbursement of either 50% or 60% of the estimated base payment for the full care episode at the beginning of that episode. As part of eliminating RAPs, CMS proposed that home health agencies would be required to submit certain documentation and information, through a notice of admission (“NOA”) within five days of initiating a care episode, with a payment penalty for failing to timely submit the NOA. CMS also proposed to adopt additional quality reporting measures and significantly increase the standardized patient assessment data elements collected by providers. Based on 2018 data and assuming no change in the foregoing and other factors, which are subject to potentially significant change, we estimate an approximate 1.0% incremental reduction (after the 1.3% net market basket update) in Medicare payments for 2020 assuming the PDGM is implemented on a budget neutral basis. (11) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (12) Represents discharges from 133 consolidated hospitals in Q3 2019; 130 consolidated hospitals in Q2 2019; 129 consolidated hospitals in Q1 2019 and Q4 2018; 128 consolidated hospitals in Q3 2018; 127 consolidated hospitals in Q2 2018; and 126 consolidated hospitals in Q1 2018 (13) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (14) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (15) Represents home health admissions from 243 consolidated locations in Q3 2019; 220 consolidated locations in Q2 2019; 219 consolidated locations in Q1 2019; 218 consolidated locations in Q4 2018; 214 consolidated locations in Q3 2018; 213 consolidated locations in Q2 2018; and 196 consolidated locations in Q1 2018 (16) Represents hospice admissions from 82 locations in Q3 2019; 59 locations in Q2 and Q1 2019; 58 locations in Q4 2018; 57 locations in Q3 2018 and Q2 2018; and 38 locations in Q1 2018 (17) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. Encompass Health 49